FOR IMMEDIATE RELEASE

PENSKE AUTOMOTIVE TO EXPAND PRESENCE IN AUSTRALIA

Adds engine and power system distribution to complement existing truck distribution business

BLOOMFIELD HILLS, MI, September 15, 2014 – Penske Automotive Group, Inc. (NYSE:PAG), an international transportation services company, announced today that it has signed an agreement to acquire MTU Detroit Diesel Australia (“MTU-DDA”), a leading distributor of the world’s finest diesel and gas engines and power systems, operating across the on- and off-highway markets in Australia, New Zealand and the Pacific – including trucking, mining, power generation, construction, industrial, rail, marine, agriculture, oil & gas and defense.

The acquisition of MTU-DDA from the company’s two primary distribution partners, Daimler AG and MTU Friedrichshafen (an affiliate of Rolls-Royce Power Systems) will bring added scale and complement Penske’s existing Commercial Vehicle business (“PCV”) operating in these markets. MTU-DDA provides full parts and aftersales service support through a network of branches, field locations, and dealers across Australia, New Zealand and the Pacific. Coupled with PCV’s existing heavy and medium-duty truck, bus and spare parts distribution, upon completion of the transaction the company will be able to provide a full range of products and services to customers across these regions.

Roger S. Penske, Chairman of Penske Automotive Group said, “MTU Detroit Diesel Australia represents some of the most innovative and well-respected brands in the industry, including MTU, Detroit Diesel, Mercedes-Benz Industrial, Allison Transmission and MTU Onsite Energy. As we considered opportunities to grow and enhance our business in Australia, New Zealand and the Pacific, coupling engine and power systems with our existing Western Star, MAN Truck and Bus and Dennis Eagle truck distribution business provided an opportunity to scale our existing operations in an efficient manner.”

MTU-DDA will continue to be a strategic distributor of Rolls-Royce Power Systems and Daimler in Australia, New Zealand and the Pacific. The off-highway business comprises MTU high-speed engines, power and propulsion systems, as well as MTU Onsite Energy distributed energy system solutions. Rolls-Royce Power Systems Chief Sales Officer, Dr. Michael Haidinger said, “Through our strategic partnership with MTU-DDA and Penske, our regional customers will be offered a world-class system and sales experience reinforcing our presence in these important markets with a trusted, experienced and world-class distribution partner.”

Upon closing of the transaction, MTU-DDA is expected to contribute an estimated $225 — $250 million in annualized revenue to Penske Automotive Group. The transaction is subject to customary closing deliveries and is expected to be completed in the fourth quarter of 2014.

About Penske Automotive
Penske Automotive Group, Inc., (NYSE:PAG) headquartered in Bloomfield Hills, Michigan, is an international transportation services company, operating automotive dealerships, commercial vehicle distribution and car rental franchises principally in the United States, Western Europe, Australia and New Zealand, employs approximately 19,900 people worldwide and is a member of the Fortune 500 and Russell 2000. For additional information, visit the company’s website at www.penskeautomotive.com.

Caution Concerning Forward Looking Statements

Statements in this press release may involve forward-looking statements, including forward-looking statements regarding Penske Automotive Group, Inc.’s future outlook, sales potential, and ability to complete the transactions noted above. Actual results may vary materially because of risks and uncertainties that are difficult to predict. These risks and uncertainties include, among others: economic conditions generally, conditions in the credit markets and changes in interest rates, adverse conditions affecting a particular manufacturer, including the adverse impact to the vehicle and parts supply chain due to natural disasters or other disruptions that interrupt the supply of vehicles or parts to us; changes in consumer credit availability, the outcome of legal and administrative matters, and other factors over which management has limited control. These forward-looking statements should be evaluated together with additional information about Penske Automotive’s business, markets, conditions and other uncertainties, which could affect Penske Automotive’s future performance. These risks and uncertainties are addressed in Penske Automotive’s Form 10-K for the year ended December 31, 2013, and its other filings with the Securities and Exchange Commission (“SEC”). This press release speaks only as of its date, and Penske Automotive disclaims any duty to update the information herein.

Inquiries should contact:

David K. Jones Executive Vice President and Chief Financial Officer Penske Automotive Group, Inc. 248-648-2800 dave.jones@penskeautomotive.com	Anthony R. Pordon Executive Vice President Investor Relations and Corporate Development Penske Automotive Group, Inc. 248-648-2540 tpordon@penskeautomotive.com

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